NASDAQ Symbol: ATSI

AGENDA Introductions Business Items Election of Directors Authorization of Additional Shares NASDAQ Share Issuance Limitations Stock Incentive Plan Shares Ratification of Independent Auditors Voting Past, Present, Future: ATS Medical, Inc. Questions Adjourn

THE "RIGHT" VISION Focused right on cardiac surgery.

ATS BUSINESS THESIS = = Atrial Fibrillation Heart Valve Disease Aging Global Population Structural Heart Disease Worldwide Demand Superior Products Cardiac Surgeon Centered

• Superior Product Solutions Heart Valve Therapy ATS Open Pivot(r) Mechanical Valves ATS 3f(r) Tissue Valves ATS Simulus(r) Valve Repair Products Atrial Fibrillation ATS CryoMaze(tm) Surgical Ablation System ATS MEDICAL Core Competencies

STRATEGIC FOCUS Minimally Invasive Surgery (MIS) Friendly Technology Traditional Open-Chest MIS Approach

EXPANDING MARKET OPPORTUNITIES ATS Revenue Opportunity Growth rates of markets entered since 2004 Tissue Heart Valves 5-7% Surgical AFIB Ablation 20%+ Mitral Valve Repair 5-7%

ACLA Revenue: $15M ('08 Est.) Growth: ~21% ('08 Est.) U.S. Revenue: $25M ('08 Est.) Growth: ~33% ('08 Est.) EMEA Revenue: $24M ('08 Est.) Growth: ~30% ('08 Est.) A GLOBAL PRESENCE

REVENUE HISTORY ($ Millions)

Steady Gross Margin Expansion Manufacturing efficiencies Margin accretive acquisitions and new product introductions Direct sales expansion into high margin markets GROSS MARGIN HISTORY

Electronic sensing, monitoring and/or pacing circuitry in heart valves Manufacturing technique Laser Method patent regarding the use of a laser to cut tissue Cut edges are melted to discourage delamination or fraying Beneficial as tissue valves move towards new and more complicated designs, especially in the field of minimally invasive & percutaneous valves Venpro Venous Valve IP (Licensed & Owned) Tricuspid Valve Regurgitation Methods and devices for preventing tricuspid valve regurgitation Open Pivot(r) Heart Valve Prosthesis Electronic sensing, monitoring and/or pacing circuitry in heart valves Anti-coagulation and Demineralization system for conductive medical devices (ForceField(tm) anti-platelet technology) PARSUS(tm) ultrasonic technology for blood filtration Tubular Heart Valve Technology Easily compressed and expanded, ideal for creating less invasive valves Minimally Invasive Heart Valve Designs Trans-apical Valve Technologies Valve Delivery Distal Embolic Protection Imaging (using IVUS, etc) A Strong Portfolio of 140+ Issued and Pending Patents Covering Heart Valve Therapy and Cardiac Surgical Ablation

Delivering Innovative Products and Services Building the Brand Value/Equity Leveraging the Infrastructure ATS GROWTH STRATEGY

Forcefield Treated -NO PLATELETS- Control Forcefield(tm) Acute Human Experience Stent Results MECHANICAL VALVES Improved Blood and Materials Compatibility

ATS 3f(r) ENABLE(tm) AORTIC BIOPROSTHESIS Sutureless Implant Procedure Video

ATRIAL FIBRILLATION MIS Stand-Alone ATS CryoMaze(tm) Procedure

PROGRESS TOWARD PROFITABILITY ($ Millions) Diversified revenue stream Continuous margin improvement Leveraged distribution infrastructure Note: EBITDA is defined as earnings adjusted to exclude interest, taxes, depreciation and amortization

AGENDA Introductions Business Items Election of Directors Authorization of Additional Shares NASDAQ Share Issuance Limitations Stock Incentive Plan Shares Ratification of Independent Auditors Voting Past, Present, Future: ATS Medical, Inc. Questions Adjourn

Thank You!